Exhibit 99.1

Press Release
Procera Networks Gains Core Product Revenue and Traction in Key Markets

Customers and Partners Deploy Procera's OptimIP Intelligent Network Appliance to Secure, Control and Accelerate Networks for Multi-Tenant Offices, Mobile Workforces, Wireless Metropolitan Access and Video Conferencing

LOS GATOS, Calif., Aug. 17 /PRNewswire-FirstCall/ -- Procera® Networks, Inc. (OTC Bulletin Board: PRNW - News), a pioneering developer of optimized network security and compliance systems, announced that during the quarter ending July 3, 2005 the company enjoyed continued core product revenue growth and traction across key markets for its OptimIP(TM) intelligent network appliances.

During the quarter, Procera deployed systems and formed strategic alliances to secure and accelerate business networks for customer requirements in multi-tenant offices, mobile workforce environments, wireless metropolitan access, managed service providers, video conferencing and other environments that benefit from the OptimIP's ability to reduce the total cost of networking, security and compliance.

Revenues and shipments for Procera's core products in the second fiscal quarter outpaced first quarter 2005 revenues by a factor of more than 2x, indicating that customer trials continue to proceed on course and result, in field deployments. Procera attributes the increased momentum to the combined impact of its expanded sales force and favorable customer evaluations in concert with a range of marketing initiatives.

Due to the company's conservative and SEC-compliant revenue recognition policies, Procera Networks Form 10QSB for its quarter that ended July 3, 2005 recognized only a small percentage of units shipped as revenue. The company expects continued sales growth across coming quarters based on favorable results from customer evaluations and trials; initial deployments in strategic vertical markets with strong potential for widespread, multiple-unit deployments; and increasing traction with leading VARs and integrators worldwide focused on networking and security solutions for mid-sized, enterprise and government customers.

"During the second quarter of 2005, we proved our OptimIP intelligent network appliance system's value for critical security, control and acceleration requirements in multi-tenant offices, mobile workforce environments, wireless metropolitan access networks, video conferencing and other security, performance and compliance sensitive environments," said Doug Glader, President and CEO of Procera Networks. "Additionally, we put in place alliances with key VARs and systems integrators, such as SolutionInc and Summit Technologies, which enable us to ramp up our sales and market presence across various markets and geographies. Even though our company policy is to remain extremely conservative when we recognize revenues, we continue to see numerous favorable evaluations, successful customer trials, and initial deployments. As a result, we expect continued increasing demand from our customers and channel partners."

Procera's OptimIP appliances enable customers to operate their internal networks with full confidence that they are in compliance with stringent security, regulatory and privacy requirements. OptimIP deployments ensure that networked computers cannot be used to leak sensitive data or use unauthorized Web applications and services and optimize business-critical applications, particularly those, such as VoIP and Citrix with low tolerance for network latency and congestion, to perform efficiently on today's existing and converged network topologies.

For more information about Procera Networks, view the company's recent business update at http://www.proceranetworks.com/about/investor.asp.

About Procera Networks, Inc.

Founded in 2001, Procera Networks, Inc. is a global provider of networking infrastructure equipment. Procera's OptimIP(TM) family of intelligent network appliances enables businesses to dramatically reduce the total cost associated with networking, security and compliance. With Procera appliances, an enterprise can improve the efficiency of mission-critical applications (QoS), control how and what data is transported through the network, and determine which employees or workgroups can access data or specific applications. Procera's OptimIP(TM) wire-speed, intelligent network appliances are designed as cost-effective alternatives that can augment and replace multiple server- based products and for quick installation, ease of management and seamless integration with existing network infrastructures and equipment. More information on Procera Networks, Inc. can be found at http://www.proceranetworks.com.

NOTE: Procera is registered trademark and OptimIP(TM) is a trademark of Procera Networks. All other names are or may be trademarks of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in this press release, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of Procera to commercialize the applicable technology and introduce products and the acceptance of those products by the market, the ability of resellers to sell the Procera products, market conditions, the general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's reports and filings with the SEC (Securities and Exchange Commission) from time to time.

Contact:	Dr. Anil K. Sahai
Executive Vice President and CTO
Procera Networks, Inc.
408.354.7565
anil@proceranetworks.com

John Liviakis (Investor Relations)
Liviakis Financial Communications Inc.
415.389.4670

Steven Beedle
ZNA Communications
831.425.1581
E-mail: procera@zna.com